UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2020

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Braves Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Liberty Braves Common Stock	BATRK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On November 9, 2020 and November 10, 2020, Liberty Media Corporation (the “Company”) announced the proposed offering and pricing, respectively, of $800 million aggregate principal amount of its 0.50% Exchangeable Senior Debentures due 2050 (the “Debentures”) pursuant to an exemption under the Securities Act of 1933, as amended. The Company also granted to the initial purchasers an option to purchase additional Debentures with an aggregate principal amount of up to $120 million.

As of September 30, 2020, the Company beneficially owned approximately 33% of the issued and outstanding shares of Live Nation Entertainment, Inc. common stock (“Live Nation common stock”). Of the shares the Company beneficially owns, as of September 30, 2020, 53,745,033 have been pledged as collateral (such pledged shares, the “Pledged Live Nation Collateral”) to secure obligations under a margin facility (the “Live Nation Margin Loan Facility”) entered into by a special purpose subsidiary of the Company.

On November 9, 2020, the Live Nation Margin Loan Facility was amended to, among other things, extend the maturity date and the availability period until December 2022, decrease the borrowing capacity to $200,000,000, release a portion of the Pledged Live Nation Collateral, decrease the undrawn commitment fee to 0.50% per annum (based on the undrawn amount) and increase the interest rate on borrowings to LIBOR plus 2.00%. Based on the last reported sale price on the New York Stock Exchange for the Live Nation common stock of $64.36 per share on November 9, 2020, all but approximately 9 million shares of the Pledged Live Nation Collateral will be released.

This Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 9, 2020, regarding the proposed private offering.
99.2	Press Release, dated November 10, 2020, regarding the pricing.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2020

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President